Exhibit 99.1

FOR IMMEDIATE RELEASE

October 28, 2014

Huron Consulting Group Announces Third Quarter 2014 Financial Results

•	Revenues increased 13.3% to $198.0 million for Q3 2014 compared to $174.7 million in Q3 2013; and increased 21.4% to $618.2 million for the first nine months of 2014 compared to $509.2 million for the same period in 2013.
•	Operating income was $21.3 million for Q3 2014 compared to $31.1 million in Q3 2013; and increased 17.0% to $97.1 million for the first nine months of 2014 compared to $83.0 million for the same period in 2013.
•	Adjusted EBITDA(6), a non-GAAP measure, was $28.9 million in Q3 2014 compared to $31.5 million in Q3 2013; and increased 28.1% to $120.2 million for the first nine months of 2014 compared to $93.8 million for the same period in 2013.
•	Diluted earnings per share from continuing operations for Q3 2014 was $0.53 compared to $0.75 in Q3 2013; and was $2.87 for the first nine months of 2014 compared to $1.95 for the same period in 2013.
•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.62 in Q3 2014 compared to $0.65 in Q3 2013; and was $2.68 for the first nine months of 2014 compared to $1.91 for the same period in 2013.
•	Company narrows 2014 full year revenue guidance to a range of $815 million to $825 million and raises adjusted diluted earnings per share(7) guidance to a range of $3.35 to $3.45.

CHICAGO – October 28, 2014 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the third quarter ended September 30, 2014.

“Our third-quarter results were consistent with our expectations and reflect the continued value that Huron brings to the markets we serve,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “In our Huron Healthcare segment, which accounts for nearly 50% of revenues, we have continued to see strong demand across our performance improvement, revenue cycle, and clinical solutions. We expect the pressure to reduce costs and enhance the quality of clinical outcomes to continue to be a major contributor to our future growth prospects, particularly as our hospital clients expand their focus on population health. Our Huron Legal, Huron Education and Life Sciences, and Huron Business Advisory segments have also benefited from solid demand in their respective markets.”

“Reflecting our expectations for future performance, we have narrowed our 2014 revenue guidance to the high end of the range and have increased our earnings guidance. Companywide, we believe that we have established a foundation for solid growth in 2015,” added Roth.

Third Quarter 2014 Results

Revenues for the third quarter of 2014 were $198.0 million, an increase of 13.3%, compared to $174.7 million for the third quarter of 2013. The Company’s third quarter 2014 operating income was $21.3 million, compared to $31.1 million in the third quarter of 2013. Net income from continuing operations was $12.2 million, or $0.53 per diluted share, for the third quarter of 2014 compared to $17.2 million, or $0.75 per diluted share, for the same period last year.

Third quarter 2014 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $28.8 million, or 14.6% of revenues, compared to $36.8 million, or 21.0% of revenues, in the comparable quarter last year.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures including Adjusted EBITDA(6) and Adjusted net income from continuing operations(6) that exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2014	2013
Amortization of intangible assets	$2,835	$1,440
Restructuring charges	$233	$—
Litigation and other gains	$(150)	$(5,300)
Non-cash interest on convertible notes	$406	$—
Tax effect	$(1,330)	$1,544

During the third quarter of 2013, the Company reached a settlement agreement to resolve a lawsuit brought by Huron, resulting in a gain of $5.3 million being recorded.

Adjusted EBITDA(6) was $28.9 million, or 14.6% of revenues, in the third quarter of 2014, compared to $31.5 million, or 18.0% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) was $14.2 million, or $0.62 per diluted share, for the third quarter of 2014 compared to $14.8 million, or $0.65 per diluted share, for the comparable period in 2013.

Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.

The average number of full-time billable consultants(1) rose 17.2% to 1,827 in the third quarter of 2014 compared to 1,559 in the same quarter last year. Full-time billable consultant utilization rate(2) was 71.8% during the third quarter of 2014 compared with 73.9% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $234 for the third quarter of 2014 compared to $231 for the third quarter of 2013. The average number of full-time equivalent professionals(4) totaled 1,127 in the third quarter of 2014 compared to 1,066 for the comparable period in 2013.

Year-to-Date 2014 Results

Revenues for the first nine months of 2014 rose 21.4% to $618.2 million compared to $509.2 million for the first nine months of 2013. The Company’s operating income for the first nine months of 2014 rose 17.0% to $97.1 million compared to $83.0 million in the first nine months of 2013. Net income from continuing operations rose 49.4% to $66.3 million, or $2.87 per diluted share, for the first nine months of 2014 compared to $44.3 million, or $1.95 per diluted share, for the same period last year.

EBITDA(6) was $119.4 million, or 19.3% of revenues, for the first nine months of 2014, compared to $99.6 million, or 19.6% of revenues, for the same period in 2013.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures including Adjusted EBITDA(6) and Adjusted net income from continuing operations(6) that exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2014	2013
Amortization of intangible assets	$8,265	$4,347
Restructuring charges	$1,396	$596
Litigation and other gains	$(590)	$(6,450)
Non-cash interest on convertible notes	$406	$—
Tax effect	$(3,791)	$603
Net tax benefit related to “check-the-box” election	$(10,244)	$—

Adjusted EBITDA(6) was $120.2 million, or 19.4% of revenues, in the first nine months of 2014 compared to $93.8 million, or 18.4% of revenues, in the comparable period last year. Adjusted net income from continuing operations(6) was $61.7 million, or $2.68 per diluted share, for the first nine months of 2014 compared to $43.4 million, or $1.91 per diluted share, for the comparable period in 2013.

Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.

The average number of full-time billable consultants(1) increased 16.1% to 1,776 in the first nine months of 2014 compared to 1,530 in the same period last year. Full-time billable consultant utilization rate(2) was 74.6% during the first nine months of 2014 compared with 76.2% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $238 for the first nine months of 2014 compared to $219 for the same period last year. The average number of full-time equivalent professionals(4) increased 13.7% to 1,264 in the first nine months of 2014 from 1,112 in the comparable period of 2013.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

The Company’s year-to-date revenues by operating segment are as follows: Huron Healthcare (50%); Huron Legal (25%); Huron Education and Life Sciences (17%); and Huron Business Advisory (8%). Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q filing for the quarter ended September 30, 2014.

Convertible Notes Issuance

During the third quarter of 2014, the Company issued $250 million aggregate principal amount of 1.25% convertible senior notes due 2019 (the “Convertible Notes”). The Convertible Notes were offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Acquisition

On October 1, 2014, Huron completed its acquisition of Threshold Consulting, Inc., a provider of cloud-based Software as a Service (SaaS) applications, data warehousing and business intelligence (BI) solutions, as well as customer relationship management (CRM) consulting capabilities.

Share Repurchase Program

On October 15, 2014, the Company completed its $50 million share repurchase program, buying back 805,392 shares of its common stock at an average price of $62.08. The Board of Directors has authorized another share repurchase program pursuant to which the Company may, from time to time, repurchase up to an additional $50 million of its common stock through October 31, 2015. The amount and timing of the repurchases are determined by management and depend on a variety of factors, including the trading price of the Company’s common stock, general market and business conditions, and applicable legal requirements.

Outlook for 2014(7)

Based on currently available information, the Company narrows guidance for full year 2014 revenues before reimbursable expenses in a range of $815.0 million to $825.0 million. The Company also expects EBITDA in a range of $150.5 million to $155.0 million, Adjusted EBITDA in a range of $154.0 million to $158.5 million, GAAP diluted earnings per share in a range of $3.35 to $3.45, and non-GAAP adjusted diluted earnings per share also in a range of $3.35 to $3.45.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Third Quarter 2014 Webcast

The Company will host a webcast to discuss its financial results today, October 28, 2014, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(6)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 425 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 350 universities and research institutions. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, and under “Item 1A. Risk Factors” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues and reimbursable expenses:
Revenues	$198,049	$174,735	$618,185	$509,178
Reimbursable expenses	18,679	17,542	58,923	51,001

Total revenues and reimbursable expenses	216,728	192,277	677,108	560,179
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	129,899	106,087	377,798	315,084
Amortization of intangible assets and software development costs	1,227	675	3,618	2,007
Reimbursable expenses	18,651	17,531	58,981	51,000

Total direct costs and reimbursable expenses	149,777	124,293	440,397	368,091

Operating expenses and other operating gains:
Selling, general and administrative expenses	39,276	37,197	120,148	100,307
Restructuring charges	233	—	1,396	596
Litigation and other gains	(150)	(5,300)	(590)	(6,450)
Depreciation and amortization	6,315	4,968	18,638	14,624

Total operating expenses and other operating gains	45,674	36,865	139,592	109,077

Operating income	21,277	31,119	97,119	83,011
Other income (expense), net:
Interest expense, net of interest income	(1,878)	(1,531)	(4,843)	(5,100)
Other income (expense), net	(54)	104	291	(35)

Total other expense, net	(1,932)	(1,427)	(4,552)	(5,135)

Income from continuing operations before income tax expense	19,345	29,692	92,567	77,876
Income tax expense	7,126	12,531	26,309	33,532

Net income from continuing operations	12,219	17,161	66,258	44,344
Income (loss) from discontinued operations, net of tax	—	10	—	(31)

Net income	$12,219	$17,171	$66,258	$44,313

Net earnings per basic share:
Net income from continuing operations	$0.54	$0.77	$2.94	$1.99
Income (loss) from discontinued operations, net of tax	—	—	—	—

Net income	$0.54	$0.77	$2.94	$1.99

Net earnings per diluted share:
Net income from continuing operations	$0.53	$0.75	$2.87	$1.95
Income (loss) from discontinued operations, net of tax	—	—	—	—

Net income	$0.53	$0.75	$2.87	$1.95

Weighted average shares used in calculating earnings per share:
Basic	22,488	22,386	22,573	22,293
Diluted	22,975	22,873	23,052	22,712

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$225,913	$58,131
Receivables from clients, net	102,354	123,750
Unbilled services, net	93,901	55,125
Income tax receivable	7,044	270
Deferred income taxes, net	18,509	15,498
Prepaid expenses and other current assets	15,731	19,740

Total current assets	463,452	272,514
Property and equipment, net	40,059	38,742
Long-term investment	12,750	—
Other non-current assets	21,096	16,485
Intangible assets, net	26,908	21,222
Goodwill	566,297	536,637

Total assets	$1,130,562	$885,600

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,884	$8,185
Accrued expenses	20,808	19,180
Accrued payroll and related benefits	87,069	97,677
Current maturities of long-term debt	27,500	25,000
Accrued consideration for business acquisitions	—	5,177
Income tax payable	—	2,917
Deferred revenues	13,015	15,248

Total current liabilities	158,276	173,384
Non-current liabilities:
Deferred compensation and other liabilities	9,823	5,360
Long-term debt, net of current portion	333,619	143,750
Deferred lease incentives	13,867	12,355
Deferred income taxes, net	24,362	20,487

Total non-current liabilities	381,671	181,952

Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,033,760 and 25,246,565 shares issued at September 30, 2014 and December 31, 2013, respectively	242	245
Treasury stock, at cost, 2,077,798 and 1,993,769 shares at September 30, 2014 and December 31, 2013, respectively	(93,043)	(88,091)
Additional paid-in capital	442,651	443,144
Retained earnings	242,021	175,763
Accumulated other comprehensive loss	(1,256)	(797)

Total stockholders’ equity	590,615	530,264

Total liabilities and stockholders’ equity	$1,130,562	$885,600

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$66,258	$44,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,636	16,631
Share-based compensation	15,504	12,692
Amortization of debt discount and issuance costs	1,482	1,014
Allowances for doubtful accounts and unbilled services	8,829	3,153
Deferred income taxes	1,817	7,062
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	26,807	13,200
(Increase) decrease in unbilled services	(44,020)	(36,083)
(Increase) decrease in current income tax receivable / payable, net	(9,690)	(10,218)
(Increase) decrease in other assets	3,258	(2,318)
Increase (decrease) in accounts payable and accrued liabilities	11,466	453
Increase (decrease) in accrued payroll and related benefits	(9,565)	891
Increase (decrease) in deferred revenues	(2,661)	(3,028)

Net cash provided by operating activities	92,121	47,762

Cash flows from investing activities:
Purchases of property and equipment, net	(16,683)	(16,383)
Net investment in life insurance policies	(1,151)	(842)
Purchases of businesses	(51,694)	(297)
Purchase of convertible debt investment	(12,500)	—
Capitalization of internally developed software	—	(1,207)
Proceeds from note receivable	328	438

Net cash used in investing activities	(81,700)	(18,291)

Cash flows from financing activities:
Proceeds from exercise of stock options	848	39
Shares redeemed for employee tax withholdings	(3,461)	(760)
Tax benefit from share-based compensation	4,962	1,374
Share repurchases	(45,092)	—
Proceeds from borrowings under credit facility	129,000	83,500
Repayments on credit facility	(147,750)	(101,000)
Proceeds from convertible senior notes issuance	250,000	—
Proceeds from sale of warrants	23,625	—
Payments for convertible senior note hedges	(42,125)	—
Payments for debt issuance costs	(7,346)	(1,155)
Payments for capital lease obligations	(63)	—
Deferred payments for purchase of property and equipment	(471)	(471)
Deferred acquisition payments	(4,745)	(5,356)

Net cash provided by (used in) financing activities	157,382	(23,829)

Effect of exchange rate changes on cash	(21)	(23)

Net increase in cash and cash equivalents	167,782	5,619
Cash and cash equivalents at beginning of the period	58,131	25,162

Cash and cash equivalents at end of the period	$225,913	$30,781

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2014	2013
Huron Healthcare:
Revenues	$97,812	$86,957	12.5%
Operating income	$27,727	$30,772	(9.9)%
Segment operating income as a percentage of segment revenues	28.3%	35.4%
Huron Legal:
Revenues	$46,146	$45,263	2.0%
Operating income	$10,949	$15,138	(27.7)%
Segment operating income as a percentage of segment revenues	23.7%	33.4%
Huron Education and Life Sciences:
Revenues	$36,523	$34,806	4.9%
Operating income	$9,459	$7,773	21.7%
Segment operating income as a percentage of segment revenues	25.9%	22.3%
Huron Business Advisory:
Revenues	$17,142	$7,223	137.3%
Operating income	$4,397	$664	N/M
Segment operating income as a percentage of segment revenues	25.7%	9.2%
All Other:
Revenues	$426	$486	(12.3)%
Operating loss	$(655)	$(285)	129.8%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$198,049	$174,735	13.3%
Reimbursable expenses	18,679	17,542	6.5%

Total revenues and reimbursable expenses	$216,728	$192,277	12.7%

Statement of Earnings reconciliation:
Segment operating income	$51,877	$54,062	(4.0)%
Items not allocated at the segment level:
Other operating expenses and gains	24,285	17,975	35.1%
Depreciation and amortization expense	6,315	4,968	27.1%

Total operating income	21,277	31,119	(31.6)%
Other expense, net	1,932	1,427	35.4%

Income from continuing operations before income tax expense	$19,345	$29,692	(34.8)%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,109	942	17.7%
Huron Legal	127	143	(11.2)%
Huron Education and Life Sciences	413	425	(2.8)%
Huron Business Advisory	197	62	217.7%

Total	1,846	1,572	17.4%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,114	926
Huron Legal	126	146
Huron Education and Life Sciences	403	425
Huron Business Advisory	184	62

Total	1,827	1,559

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended September 30,
Other Operating Data (excluding All Other):	2014	2013
Full-time billable consultant utilization rate (2):
Huron Healthcare	74.0%	80.2%
Huron Legal	63.5%	62.3%
Huron Education and Life Sciences	71.3%	64.4%
Huron Business Advisory	65.4%	73.6%
Total	71.8%	73.9%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$230	$230
Huron Legal (5)	$243	$235
Huron Education and Life Sciences	$225	$215
Huron Business Advisory	$277	$331
Total (5)	$234	$231
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$81	$87
Huron Legal (5)	$72	$67
Huron Education and Life Sciences	$76	$64
Huron Business Advisory	$88	$112
Total (5)	$80	$80
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	64	53
Huron Legal	1,009	963
Huron Education and Life Sciences	45	47
Huron Business Advisory	9	3

Total	1,127	1,066
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$115	$123
Huron Legal (5)	$37	$37
Huron Education and Life Sciences	$129	$159
Huron Business Advisory	$106	$106
Total (5)	$45	$47

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2014	2013
Huron Healthcare:
Revenues	$306,327	$244,648	25.2%
Operating income	$117,422	$91,440	28.4%
Segment operating income as a percentage of segment revenues	38.3%	37.4%
Huron Legal:
Revenues	$154,417	$131,296	17.6%
Operating income	$39,227	$28,869	35.9%
Segment operating income as a percentage of segment revenues	25.4%	22.0%
Huron Education and Life Sciences:
Revenues	$107,846	$107,666	0.2%
Operating income	$27,539	$28,672	(4.0)%
Segment operating income as a percentage of segment revenues	25.5%	26.6%
Huron Business Advisory:
Revenues	$47,098	$25,068	87.9%
Operating income	$12,081	$7,995	51.1%
Segment operating income as a percentage of segment revenues	25.7%	31.9%
All Other:
Revenues	$2,497	$500	N/M
Operating loss	$(1,633)	$(701)	133.0%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$618,185	$509,178	21.4%
Reimbursable expenses	58,923	51,001	15.5%

Total revenues and reimbursable expenses	$677,108	$560,179	20.9%

Statement of Earnings reconciliation:
Segment operating income	$194,636	$156,275	24.5%
Items not allocated at the segment level:
Other operating expenses and gains	78,879	58,640	34.5%
Depreciation and amortization expense	18,638	14,624	27.4%

Total operating income	97,119	83,011	17.0%
Other expense, net	4,552	5,135	(11.4)%

Income from continuing operations before income tax expense	$92,567	$77,876	18.9%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,109	942	17.7%
Huron Legal	127	143	(11.2)%
Huron Education and Life Sciences	413	425	(2.8)%
Huron Business Advisory	197	62	217.7%

Total	1,846	1,572	17.4%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,057	891
Huron Legal	131	146
Huron Education and Life Sciences	417	431
Huron Business Advisory	171	62

Total	1,776	1,530

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Nine Months Ended September 30,
Other Operating Data (excluding All Other):	2014	2013
Full-time billable consultant utilization rate (2):
Huron Healthcare	78.2%	83.5%
Huron Legal	65.3%	58.1%
Huron Education and Life Sciences	70.4%	66.7%
Huron Business Advisory	69.7%	80.5%
Total	74.6%	76.2%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$243	$211
Huron Legal (5)	$242	$226
Huron Education and Life Sciences	$217	$215
Huron Business Advisory	$258	$337
Total (5)	$238	$219
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$270	$254
Huron Legal (5)	$218	$180
Huron Education and Life Sciences	$216	$204
Huron Business Advisory	$261	$388
Total (5)	$253	$238
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	58	54
Huron Legal	1,155	1,011
Huron Education and Life Sciences	43	44
Huron Business Advisory	8	3

Total	1,264	1,112
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$357	$342
Huron Legal (5)	$109	$104
Huron Education and Life Sciences	$413	$442
Huron Business Advisory	$294	$429
Total (5)	$132	$130

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(5)	During the second quarter of 2014, we revised the methodology we use to allocate revenue between our billable consultants and our full-time equivalents in our Huron Legal segment to better reflect the nature of the work being provided. Operating data for the three and nine months ended September 30, 2014 and 2013, as presented above, reflects this change.

N/M – Not meaningful

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$198,049	$174,735	$618,185	$509,178

Net income from continuing operations	$12,219	$17,161	$66,258	$44,344
Add back:
Income tax expense	7,126	12,531	26,309	33,532
Interest and other expenses	1,932	1,427	4,552	5,135
Depreciation and amortization	7,542	5,643	22,256	16,631

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	28,819	36,762	119,375	99,642
Add back:
Restructuring charges	233	—	1,396	596
Litigation and other gains	(150)	(5,300)	(590)	(6,450)

Adjusted EBITDA (6)	$28,902	$31,462	$120,181	$93,788

Adjusted EBITDA as a percentage of revenues (6)	14.6%	18.0%	19.4%	18.4%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income from continuing operations	$12,219	$17,161	$66,258	$44,344

Weighted average shares - diluted	22,975	22,873	23,052	22,712
Diluted earnings per share from continuing operations	$0.53	$0.75	$2.87	$1.95

Add back:
Amortization of intangible assets	2,835	1,440	8,265	4,347
Restructuring charges	233	—	1,396	596
Litigation and other gains	(150)	(5,300)	(590)	(6,450)
Non-cash interest on convertible notes	406	—	406	—
Tax effect	(1,330)	1,544	(3,791)	603
Net tax benefit related to “check-the-box” election	—	—	(10,244)	—

Total adjustments, net of tax	1,994	(2,316)	(4,558)	(904)

Adjusted net income from continuing operations (6)	$14,213	$14,845	$61,700	$43,440

Adjusted diluted earnings per share from continuing operations (6)	$0.62	$0.65	$2.68	$1.91

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations, and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2014 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)

(In millions)

(Unaudited)

	Year Ending December 31, 2014
	Guidance Range
	Low	High
Projected revenues – GAAP	$815.0	$825.0

Projected net income from continuing operations – GAAP	$77.0	$79.5
Add back:
Income tax expense	34.5	36.5
Interest and other expenses	9.0	9.0
Depreciation and amortization	30.0	30.0

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	150.5	155.0
Add back:
Restructuring charges	4.1	4.1
Other gain	(0.6)	(0.6)

Projected adjusted EBITDA (7)	$154.0	$158.5

Projected adjusted EBITDA as a percentage of projected revenues (7)	18.9%	19.2%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)

(In millions)

(Unaudited)

	Year Ending December 31, 2014
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP	$77.0	$79.5

Projected diluted earnings per share from continuing operations – GAAP	$3.35	$3.45

Add back:
Amortization of intangible assets	11.0	11.0
Restructuring charges	4.1	4.1
Other gain	(0.6)	(0.6)
Non-cash interest on convertible notes	2.2	2.2
Tax effect	(6.7)	(6.7)
Net tax benefit related to “check-the-box” election	(10.2)	(10.2)

Total adjustments, net of tax	(0.2)	(0.2)
Projected adjusted net income from continuing operations (7)	$76.8	$79.3

Projected adjusted diluted earnings per share from continuing operations (7)	$3.35	$3.45

(7)	In evaluating the Company’s outlook, management uses Projected EBITDA, Projected adjusted EBITDA, Projected adjusted EBITDA as a percentage of revenues, Projected adjusted net income from continuing operations, and Projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to Projected net income from continuing operations and Projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.